Maiden Holdings, Ltd. Second Quarter 2023 Investor Presentation August 2023

Investor Disclosures 1 Forward Looking Statements This presentation contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on Maiden Holdings, Ltd.’s (the “Company”) future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A, Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 15, 2023. The Company undertakes no obligation to publicly update any forward- looking statements, except as may be required by law. Any discrepancies between the amounts included in this presentation and amounts included in the Company’s Form 10-Q for the three and six months ended June 30, 2023, filed with the SEC are due to rounding. Non-GAAP Financial Measures In addition to the Summary Consolidated Balance Sheets and Consolidated Statements of Income, management uses certain key financial measures, some of which are non-GAAP measures, to evaluate the Company's financial performance and the overall growth in value generated for the Company’s common shareholders. Management believes that these measures, which may be defined differently by other companies, explain the Company’s results to investors in a manner that allows for a more complete understanding of the underlying trends in the Company’s business. The non-GAAP measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. See the Appendix of this presentation for a reconciliation of the Company’s non-GAAP measures to the nearest GAAP measure.

Maiden Holdings Q2 2023 Highlights

- **Adjusted book value increased to $3.22 per common share while GAAP book value was largely flat at $2.65 per common share**
  - Adjusted book value increased by $0.10 per common share as effects of adverse loss development and other factors increased the deferred gain related to LPT/ADC
- **GAAP net loss available to common shareholders was $2.9m or $0.03 per share**
  - Stronger investment results offset by higher underwriting loss
  - Adverse prior year loss development of $4.5m from both segments in Q2 2023
    - All AmTrust loss development in Q2 covered by Enstar LPT/ADC
    - See slide 5-6 for details on Q2 and YTD underwriting results and loss development by segment
  - Investment results were 144% higher in Q2 2023 due to increases in interest income
    - Higher interest from floating rate AmTrust loan and adjustable-rate Funds Withheld as well as gains recognized on certain private equity and alternative investments
  - Operating expenses 6.2% lower than Q2 2022
    - Expect run rate expenses in Q3 and beyond to reflect continue reduction in range of expenses
- **Asset management activity reflect focus on assets producing current income**
  - Alternative portfolio increased by 1.9% in Q2 reflecting slower deployment as markets remain uncertain and rising interest rates offer opportunity to reallocate to lower risk, income producing assets
  - Despite uneven market conditions, alternative assets remain on track to exceed benchmark returns
- **Full valuation allowance maintained on U.S. deferred tax asset of $1.17 per share at 6/30/2023**
  - Not recognized as an asset on balance sheet currently
  - Timing of asset recognition likely to be influenced by more stable loss development
  - Focus on current income producing assets targets to offset continuing reserve development

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** Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein*

MAIDEN HOLDINGS, LTD.

Maiden Holdings – Q2 2023 Results Recap

($ millions, except per share amounts)	Q2 2023	Q2 2022	Comments
Net Income and Per Share Data			
GAAP Net (Loss) Income (Attributable) Available to Common Shares Per common share	$(2.9) $(0.03)	$25.8 $0.29	• Net income attributable to Maiden common shareholders in Q2 2022 includes $24.7m of gains from purchases of preference shares • Summary GAAP and Non-GAAP Financial Measures in Appendix
GAAP Net (Loss) Income (excl. preference share gains)	$(2.9)	$1.1	• Q2 2023 net loss resulted from higher underwriting loss and higher foreign exchange and other losses compared to Q2 2022
Key Income Statement Details			
Underwriting Loss	$(9.3)	$(5.1)	• Higher underwriting loss in both the AmTrust Reinsurance and Diversified Reinsurance segments in Q2 2023 • Adverse prior year development of $4.5m in Q2 2023 from AmTrust contracts ($3.2m) and Diversified run-off contracts ($1.3m) - Q2 2022 only had adverse prior year development of $1.0m • AmTrust adverse development in Q2 2023 is covered by Enstar LPT/ADC • See slide 5 for detail on underwriting results and prior period loss development
Investment Results	$16.5	$6.7	• Net investment income 37.2% higher at $10.5m in Q2 2023 vs. $7.7m in Q2 2022 as income received on floating rate AmTrust loan and adjustable-rate Funds Withheld increased • Realized and unrealized gains of $1.1m in Q2 2023 vs. $2.1m in Q2 2022 mainly attributable to gains on equity securities & other investments offset by losses on AFS securities • Income from equity method investments of $4.8m vs. loss of $3.0m in Q2 2022 mainly attributable to investments in the alternative & private equity asset classes, as well as improved results in hedge fund investments compared to Q2 2022
Operating Expenses	$6.8	$7.3	• Operating expenses continued to trend lower as G&A expenses decreased by $0.5m, or 6.2% in Q2 2023 vs. Q2 2022 due to decrease in non-compensation overhead expenses
Foreign Exchange/Other (Losses) Gains	$(2.6)	$6.6	• Primarily due to reserve revaluation due to weakening of U.S. dollar relative to Euro and British pound

** Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein*

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MAIDEN HOLDINGS, LTD.

Maiden Holdings – YTD Q2 2023 Results Recap

($ millions, except per share amounts)	YTD Q2 2023	YTD Q2 2022	Comments
Net Income and Per Share Data			
GAAP Net (Loss) Income (Attributable) Available to Common Shares	$(14.3)	$27.3	• Net income attributable to Maiden common shareholders in YTD Q2 2022 includes $28.2m of gains from purchases of preference shares vs. $0 in YTD Q2 2023
Per common share	$(0.14)	$0.31	• Summary GAAP and Non-GAAP Financial Measures in Appendix
GAAP Net Loss (excl. preference share gains)	$(14.3)	$(0.9)	• Q2 2023 net loss resulted from higher underwriting loss and higher foreign exchange and other losses compared to Q2 2022 offset by higher investment results
Key Income Statement Details			
Underwriting Loss	$(17.5)	$(6.8)	• Higher underwriting loss from both the AmTrust Reinsurance and Diversified Reinsurance segments • Adverse prior year development of $8.2m in six months ended June 30, 2023, from AmTrust contracts ($6.1m) and Diversified run-off contracts ($2.1m). The comparable six months to June 2022 had favorable prior year development of $6.3m • AmTrust adverse development in the year is covered by Enstar LPT/ADC • See slide 6 for detail on underwriting results and prior period loss development
Investment Results	$27.0	$16.9	• Net investment income 41.0% higher at $20.1m in YTD 2023 vs. $14.2m in YTD 2022 as income received on floating rate AmTrust loan and adjustable-rate Funds Withheld increased • Realized and unrealized gains of $2.2m in Q2 2023 vs. $4.4m in YTD Q2 2022 mainly attributable to gains on equity securities and other investments • Income from equity method investments of $4.8m in Q2 2023 vs. loss of $1.8m in YTD Q2 2022 mainly attributable to investments in the alternative & private equity asset classes, as well as improved results in hedge fund investments compared to Q2 2022
Operating Expenses	$16.9	$18.2	• Operating expenses continued to trend lower as G&A expenses decreased by $1.2m, or 6.8% in Q2 2023 vs. Q2 2022 due mainly to lower stock-based compensation
Foreign Exchange/Other (Losses) Gains	$(5.4)	$10.5	• Primarily due to reserve revaluation due to weakening of U.S. dollar relative to Euro and British pound

** Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein*

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MAIDEN HOLDINGS, LTD.

Q2 2023 UW Results and Loss Development • Underwriting loss of $9.3m in Q2 2023 vs. $5.1m in Q2 2022 o $4.5m of adverse prior year loss development in Q2 2023 compared to $1.0m of adverse prior year loss development in Q2 2022 o Diversified had adverse loss development of $1.3m in Q2 2023 compared to $0.8m in Q2 2022  Adverse prior year development mostly due to development in other runoff business lines o AmTrust had adverse loss development of $3.2m in Q2 2023 compared to $0.1m in Q2 2022  Net adverse prior year loss development of $3.2m on AmTrust QS contracts in Q2 2023 was primarily due to unfavorable movements in CLD and Specialty Risk & Extended Warranty specifically US construction defect, partly offset by continued favorable development in Workers Compensation 5

YTD 2023 UW Results and Loss Development • Underwriting loss of $17.5m YTD 2023 vs. $6.8m YTD 2022 o $8.2m of adverse prior year loss development in Q2 2023 compared to $6.3m of favorable prior year loss development in Q2 2022 o Diversified segment had adverse loss development of $2.1m in the first half of 2023 compared to favorable loss development of $1.4m in the same period in 2022  Adverse prior year development on International business and other runoff business and included the recognition of expected credit losses on reinsurance recoverable on unpaid losses o AmTrust had adverse loss development of $6.1m in the first half of 2023 compared to favorable development of $4.9m in the same period in 2022  Net adverse prior year loss development on AmTrust QS contracts in 2023 was primarily due to unfavorable movements in General Liability and Commercial Auto Liability partly offset by continued favorable development in Workers Compensation 6

Maiden Holdings Business Strategy 7 • We create shareholder value by actively managing and allocating our assets and capital o We leverage our deep knowledge of the insurance and related financial services industries into ownership and management of businesses and assets with the opportunity for increased returns o Change in strategy since 2019 has allowed us to more flexibly allocate capital to activities we believe will produce the greatest returns for our common shareholders • Our strategy currently has three principal areas of focus o Asset management – investing in assets and asset classes in a prudent but expansive manner in order to maximize investment returns  We limit the insurance risk we assume relative to the assets we hold and maintain required regulatory capital at very strong levels to manage our aggregate risk profile o Legacy underwriting - judiciously building a portfolio of run-off acquisitions and retroactive reinsurance transactions which we believe will produce attractive underwriting returns o Capital management - effectively managing capital and when appropriate, repurchasing securities or returning capital to enhance common shareholder returns • Strategic focus likely to evolve as market conditions extend timelines for asset management and legacy underwriting target returns to materialize o Developing more predictable areas of revenue and profit a priority – expanding activities in insurance distribution an area of focus, possibly supplemented by deploying limited reinsurance capacity • We believe these areas of strategic focus will enhance our profitability o We believe our strategy increases the likelihood of fully utilizing the significant tax NOL carryforwards which would create additional common shareholder value o Expected returns from each strategic pillar are evaluated relative to our cost of debt capital

Asset Management Update 8 *Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein YTD Annualized Gross Return 30-Jun-23 31-Dec-22 YTD Change AFS and cash 4.5% 314,786 361,151 (46,365) Loan to related party 6.7% 167,975 167,975 - Funds withheld receivable 3.5% 307,031 441,412 (134,381) Total Fixed Income 4.5% 789,792 970,538 (180,745) Alternative Investments Private Equity 10.3% 65,510 60,227 5,282 Private Credit 7.6% 42,775 51,783 (9,009) Hedge Funds 6.2% - 5,376 (5,376) Alternatives 9.7% 87,939 85,866 2,073 Venture Capital 8.7% 22,937 21,126 1,811 Real Estate 0.0% 49,456 48,155 1,301 Total Alternative Investments 7.6% 268,616 272,533 (3,917) Total Investable Assets 5.2% 1,058,408 1,243,071 (184,662) Investable Assets

Asset Management Update

Performance of Investable Assets	Fixed Income		Alternative Investments	
For the Three Months Ended June 30	2023	2022	2023	2022
Gross Returns	1.1%	-0.4%	3.2%	0.0%
Net Returns	1.1%	-0.4%	3.1%	0.0%
For the Six Months Ended June 30	2023	2022	2023	2022
Gross Returns	2.2%	-1.0%	3.8%	3.2%
Net Returns	2.2%	-1.0%	3.7%	3.1%

1 Fixed income investments includes AFS securities as well as cash, restricted cash, funds withheld receivable, and loan to related party.
2. Alternative investments includes other investments, equity securities, and equity method investments.
3. Change in accumulated other comprehensive income ("AOCI") excludes unrealized foreign exchange gains and losses.
4. Average invested assets is the average of the amounts disclosed in our quarterly U.S. GAAP consolidated financial statements.

Fixed Income

- **Q2 fixed income returns primarily driven by higher income from AmTrust loan and Funds Withheld**
  - Short portfolio duration of 1.4 years well positioned for current credit market volatility
  - Higher yields on cash equivalents and floating rate CLOs are offsetting the impact of a smaller portfolio
- **Fixed income portfolio continues to decrease in size as the AmTrust liabilities run off**
  - Payments now largely being made from Funds Withheld
- **Floating rate securities compose $268.0m or 33.9% of fixed income investments which is reducing interest rate risk**
  - $95.2m or 12.0% are CLOs which may be credit sensitive
    - Average CLO rating is AA+ with 84.7% rated AAA
    - EUR CLOs of $83.7m yield is 5.4%
    - USD CLOs of $11.5m yield is 8.2%
  - $168.0m or 21.3% is floating rate loan to related party and is priced at Fed Funds rate + 200 basis points
    - Effective YTD 2023 yield of related party loan is 6.7%
    - As at 8/3/2023, the current yield of related party loan was 7.3% due to continuing increases in the Fed Funds rate

Alternative Investments

- **Alternative investments decreased by 1.4% to $268.6m at 6/30/2023 compared to $272.5m at 12/31/2022, reflecting increasing focus on current income producing assets as interest rates continue to rise**
  - Continued focus on increasing focus to current income producing assets, particularly private credit
  - Deployments more gradual in face of volatile markets
- **Total returns on alternative investments of $10.3m for Q2 2023 (YTD) vs. $7.5m for Q2 2022 (YTD)**
  - Returns benefitted quarter over quarter from unrealized gains in the private equity asset class as well as income from equity method investments in the alternative asset class
  - Improvements in the broader equity markets led to smaller losses quarter over quarter on investments with equity exposure in the hedge fund asset class
  - Interest rate sensitive investments in private credit including those with mortgage exposures continued to face headwinds during the quarter
- **Annualized YTD gross return of the alternative portfolio (excluding adjustment for CECL accounting) through Q2 2023 was 7.6%**
  - Still on track to exceed long-term benchmark returns
  - Numerous alternative investments not marked to fair value yet - too early in life cycle of investments

** Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein*

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MAIDEN HOLDINGS, LTD.

Legacy Underwriting Update 10 • Active pipeline continues – challenging liability markets and market competition resulting in narrower and deliberate focus o Consistent flow of opportunities being presented but rate of declinations increasing • GLS holds insurance liabilities totaling approximately $27.8m at 6/30/2023 • GLS produced Q2 operating loss of $0.9m and YTD operating loss of $2.4m largely due to overhead expenses o $0.8m loss due to adjustment of previously recognized gain on acquisition of certain assets which should be non-recurring o $1.6m increase in G&A expense mainly due to increased internally allocated payroll and other overhead expenses

Capital Management Update • Maiden engaged in active but disciplined capital management in Q2 o MRL repurchased 299,630 common shares in open market at an average price of $2.07 per share o MRL repurchased 5,567 senior notes in open market at an average price of $17.10 per share o MHLD repurchased 128,731 common shares at an average price of 2.25 per share from employees representing tax obligations on vested restricted shares • Maiden expects to maintain active but prudent and long-term approach to balance sheet management as part of its overall strategy o Significant Board authorization remains for both common shares and senior notes to cover both open market purchases and privately negotiated trades o $73.6 million and $99.9 million in authorization available for common share and senior note repurchases, respectively • MRL now owns 28.9% of Maiden common shares, but is limited to 9.5% voting power per Maiden bye-laws o Common shares owned by MRL eliminated for accounting and financial reporting purposes on the Company’s consolidated financial statements and presented as treasury shares o Per share computations reflect elimination of MHLD common shares owned by MRL of 41,738,978 • Maiden capital management options on common shares no longer restricted o Can now issue dividends or repurchase common shares – no immediate plans 11 * Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein

Maiden Holdings, Ltd. Second Quarter 2023 Investor Presentation - Appendix Financial Data for Period Ended June 30, 2023

Summary Consolidated Balance Sheet 13

Summary Consolidated Statements of Income 14

Segment Information 15 In thousands ('000's)

Segment Information 16 In thousands ('000's)

Segment Information 17 In thousands ('000's)

Segment Information 18 In thousands ('000's)

Non-GAAP Financial Measures 19

Non-GAAP Financial Measures 20

Non-GAAP Financial Measures 21

Non-GAAP Financial Measures 22

Non-GAAP Financial Measures 23